UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2013

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2013, CommonWealth REIT, or the Company, and Government Properties Income Trust, or GOV, entered into an underwriting agreement, or the Underwriting Agreement, with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated , and RBC Capital Markets, LLC, as representatives of each of the other underwriters named in Schedule A thereto, relating to the Offering (as defined below).

The Underwriting Agreement contains customary representations and warranties, covenants, indemnification provisions and closing conditions. The foregoing description of the Underwriting Agreement is not complete and is subject to and qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

As of March 8, 2013, the Company was the largest shareholder of GOV, beneficially owning 9,950,000, or approximately 18.2%, of the issued and outstanding common shares of beneficial interest of GOV, or the GOV Common Shares.  Upon consummation of the Offering, the Company will no longer own shares of GOV.  Affiliates of certain of the underwriters party to the Underwriting Agreement are lenders to the Company under a revolving credit facility. Additionally, some of the underwriters party to the Underwriting Agreement and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, advisory and other commercial dealings in the ordinary course of business with the Company and GOV.  They have received, and may in the future receive, customary fees and commissions for these transactions.

Information Regarding Certain Relationships and Related Transactions

GOV was formerly the Company’s 100% owned subsidiary in February 2009. In 2009, GOV completed an initial public offering, or the GOV IPO, pursuant to which GOV ceased to be a majority owned subsidiary of the Company. The Company is currently GOV’s largest shareholder. One of the Company’s Managing Trustees, Mr. Barry Portnoy, is a managing trustee of GOV. The Company’s other Managing Trustee and President, Mr. Adam Portnoy, the son of Mr. Barry Portnoy, is a managing trustee of GOV.

Neither the Company nor GOV has employees. Personnel and various services required to operate the Company’s and GOV’s business are provided to the Company and GOV by Reit Management & Research LLC, or RMR. The Company has two agreements with RMR to provide management and administrative services to the Company: (1) a business management agreement, which relates to the Company’s business generally, and (2) a property management agreement, which relates to the Company’s property level operations. In addition, an affiliate of RMR provides management services to an Australian subsidiary of the Company pursuant to a management agreement. RMR provides similar management and administrative services to GOV pursuant to a business management agreement and a property management agreement.

One of the Company’s Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. The Company’s other Managing Trustee, Mr. Adam Portnoy, is an owner, President, Chief Executive Officer and a director of RMR. Each of the Company’s executive officers is also an officer of RMR. GOV’s executive officers are officers of RMR. The Company’s Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including GOV, and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies, including GOV. In addition, officers of RMR serve as officers of those companies.

In connection with the GOV IPO, the Company and GOV entered into a transaction agreement that governs GOV’s separation from and relationship with the Company. Pursuant to this transaction agreement, among other things, the Company and GOV agreed that, so long as the Company owns in excess of 10% of GOV’s outstanding common shares, the Company and GOV engage the same manager or the Company and GOV have any common managing trustees: (1) the Company will not acquire ownership of properties that are majority leased to government tenants, unless a majority of GOV’s independent trustees who are not also Trustees of the Company have determined not to make the acquisition; (2) GOV will not acquire ownership of office or industrial properties that are not majority leased to government tenants, unless a majority of the Company’s Independent Trustees who are not also GOV’s trustees have determined not to make the acquisition; and (3) GOV will have a right of first refusal to acquire any property owned by the Company that the Company determines to divest if the property is then majority leased to a government tenant, which right of first refusal will also apply in the event of an indirect sale of any such properties resulting from a change of control of the Company. The provisions described in (1) and (2) do not prevent GOV from continuing to own and lease GOV’s current properties or properties otherwise acquired by GOV that cease to be majority leased to government tenants following the termination of government tenancies; and, similarly, the provisions described in (1) and (2) also do not prohibit the Company from leasing its current or future properties to government tenants. The Company and GOV also agreed that disputes arising under the transaction agreement may be resolved by binding arbitration.

In June 2010, the Company sold 15 properties (approximately 1,900,000 rentable square feet), which were majority leased to government tenants, to GOV for an aggregate purchase price of $231,000,000, excluding closing costs. These 15 properties were subject to the right of first refusal the Company granted to GOV in the transaction agreement described above.

The Company, GOV, RMR and five other companies to which RMR provides management services each currently own 12.5% of Affiliates Insurance Company, or AIC, an Indiana insurance company. All of the Company’s Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. There is a shareholders agreement among the Company, the other shareholders of AIC and AIC which includes arbitration provisions for the resolution of disputes. The Company and the other shareholders of AIC have purchased property insurance providing $500,000,000 of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts.

For further information about these and other such relationships and related person transactions, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, or the Annual Report, the Company’s Proxy Statement for the Company’s 2013 Annual Meeting of Shareholders dated February 25, 2013, or the Proxy Statement, and the Company’s other filings with the Securities and Exchange Commission, or the SEC, including Note 10 to the Company’s Consolidated Financial Statements included in the Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Related Person Transactions “ and “Warning Concerning Forward Looking Statements” of the Annual Report, and the section captioned “Related Person Transactions and Company Review of Such Transactions” and the information regarding the Company’s Trustees and executive officers in the Proxy Statement. In addition, please see the section captioned “Risk Factors” of the Annual Report for a description of risks that may arise from these transactions and relationships. Copies of certain of the Company’s agreements with these related parties, including the Company’s business management agreement and property management agreement with RMR, various agreements the Company has entered with GOV and the Company’s shareholders agreement with AIC and its shareholders, are publicly available as exhibits to the Company’s public filings with the SEC.

Item 8.01. Other Events.

Offering Pricing Press Release

On March 11, 2013, in connection with the Offering, the Company issued a press release announcing the pricing of all of the GOV Common Shares owned by the Company.  The settlement of this sale is expected to occur on March 15, 2013.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Tender Offer Results Press Release

Also on March 11, 2013, the Company issued a press release, or the Tender Offer Results Press Release, announcing that it increased the aggregate purchase limit from $650,000,000 to $665,000,000 in aggregate principal amount, or the Maximum Tender Amount, of its previously announced tender offer, or the Tender Offer, to purchase for cash its 5.75% Senior Notes due February 15, 2014, 6.40% Senior Notes due February 15, 2015, 5.75% Senior Notes due November 1, 2015 and 6.25% Senior Notes due August 15, 2016, or, together, the Senior Notes, subject to the terms and conditions set forth in the offer to purchase, as amended by a press release dated March 1, 2013 and the Tender Offer Results Press Release, and the letter of transmittal related to the Tender Offer. The Tender Offer Results Press Release also included the results of the Tender Offer as of the early tender date of 5:00 p.m., New York City time, on March 8, 2013.

A copy of the Tender Offer Results Press Release is filed herewith as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Price Determination Press Release

Also on March 11, 2013, the Company issued a press release, or the Tender Offer Price Determination Press Release, announcing the reference yield and the total consideration for each series of Senior Notes subject to the Tender Offer.

A copy of the Tender Offer Price Determination Press Release is filed herewith as Exhibit 99.3 and is incorporated into this Item 8.01 by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the GOV Common Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction, and is not an offer to buy or a solicitation of an offer to sell any of the Senior Notes subject to the Tender Offer.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL. FOR EXAMPLE, THIS CURRENT REPORT ON FORM 8-K (INCLUDING THE EXHIBITS INCORPORATED HEREIN) STATES THAT THE SETTLEMENT OF THE OFFERING OF GOV COMMON SHARES IS EXPECTED TO OCCUR ON MARCH 15, 2013.  IN FACT, THE SETTLEMENT OF THIS OFFERING IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES.  IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY NOT CLOSE. THIS CURRENT REPORT ON FORM 8-K ALSO REFERS TO THE INCREASE OF THE MAXIMUM TENDER AMOUNT FOR THE COMPANY’S TENDER OFFER TO PURCHASE SENIOR NOTES FROM $650,000,000 TO $665,000,000 IN PRINCIPAL AMOUNT. THE COMPANY MAY PURCHASE FEWER SENIOR NOTES, TERMS OF THE TENDER OFFER MAY CHANGE OR THE TENDER OFFER MAY BE TERMINATED. IN ADDITION, LITIGATION HAS BEEN COMMENCED AGAINST THE COMPANY TO, AMONG OTHER THINGS, ENJOIN ITS CONSUMMATION OF THE TENDER OFFER AND RESCIND THE FINANCING CONTEMPLATED BY THE FINANCING CONDITION TO WHICH THE TENDER OFFER IS SUBJECT.

FOR THESE REASONS, AMONG OTHERS, INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

1.1

Underwriting Agreement, dated March 11, 2013, by and among CommonWealth REIT, Government Properties Income Trust, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and RBC Capital Markets, LLC, as representatives of each of the other underwriters named in Schedule A thereto

99.1	Press Release dated March 11, 2013
99.2	Press Release dated March 11, 2013
99.3	Press Release dated March 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date:  March 11, 2013